Exhibit 99.1

Sensus Healthcare Reports First Quarter 2019 Financial Results

•	Premier, Inc. adds SRT to its group purchasing contracts
•	Ships second Sculptura™ system to Rabin Medical Center in Israel
•	Reaffirms expectations for double-digit full-year revenue growth
•	Conference call begins at 4:30 p.m. Eastern time today

BOCA RATON, Fla. (May 9, 2019) – Sensus Healthcare, Inc. (Nasdaq: SRTS), a medical device company specializing in highly effective, non-invasive treatments for both oncological and non-oncological conditions, announces financial results for the three months ended March 31, 2019.

Highlights from the first quarter of 2019 and recent weeks include:

•	Premier, Inc. added superficial radiation therapy (SRT) to its group purchasing contracts with a network of approximately 4,000 member hospitals and health systems across the U.S., effective August 1

•	U.S. Food and Drug Administration (FDA) cleared Sculptura™, the company’s Modulated Intra Operative Radiation Therapy (M-IORT) system

•	Sold a Sculptura system to the Rabin Medical Center in Israel

•	Signed a Sculptura research and development agreement with the Perelman School of Medicine at the University of Pennsylvania

•	Signed a new lease in Israel to increase manufacturing capacity

•	Appointed Ziv Karni, Ph.D. as Chief Scientific Officer for Laser Systems

•	Announced results from a five-year retrospective study with SRT for non-melanoma skin cancer showing a cure rate of 98.9%, which exceeds the Mohs surgery cure rate

•	Shipped 18 systems during the quarter, including eight SRT-100 Vision systems

•	Worldwide installed base surpassed 400 systems, with more than 100 being used to treat keloids

•	Reported revenues of $5.4 million, compared with $6.0 million for the first quarter of 2018

•	Ended the quarter with $11.0 million in cash and investments; after the close of the quarter, $5.5 million of accounts receivable were collected

Management Commentary

“The first quarter and recent weeks were highlighted by Sculptura FDA clearance and selling our second Sculptura system to Rabin Medical Center, a renowned institution in Israel focused on researching the latest technologies,” said Joe Sardano, Chairman and Chief Executive Officer. “This sale, along with the Q4 2018 sale to the Perelman School of Medicine at the University of Pennsylvania and our subsequent research and development agreement, is expected to provide important data for a variety of indications. We are very encouraged by these purchases from such prestigious institutions and are gratified they view Sculptura as an important advancement in cancer treatment. We have staffed up our oncology sales team, which now numbers seven people, in anticipation of a measured sales ramp through the year for this innovative product.”

Mr. Sardano continued, “Premier – one of the nation’s largest group purchasing organizations serving approximately 4,000 hospitals and health systems and about 165,000 other providers and organizations – has added SRT to its list of approved products for its members, effective August 1. This achievement is the culmination of more than six months of work on the part of Sensus and will support our efforts to penetrate the hospital market. We will now begin work with Premier to secure inclusion of Sculptura at an appropriate time.”

“In recent weeks topline results from a five-year retrospective study of non-melanoma skin cancer patients treated with SRT were announced. The study was conducted across four U.S. sites and showed a 98.9% cure rate among 516 male and female patients with 776 skin cancer lesions. Of note, this cure rate exceeded the reported cure rate for Mohs surgery. We intend to highlight this study in our marketing materials and expect that this cure rate will further strengthen the efficacy discussion for SRT.”

“We continue to increase our footprint in Israel, the site of our R&D operations, in particular for new laser products and for sales outside the U.S. We plan to expand our manufacturing capacity and have signed a lease for a factory. We expect to begin production there by the end of the year,” Mr. Sardano added.

Commenting on financial results, Mr. Sardano said, “First quarter revenues were impacted as a key customer worked to shore up their capital position to support faster-than-expected growth. We made the decision to temporarily moderate sales to them and not extend further credit. Financing now appears to be in place and subsequent to quarter end they paid down over $5 million of their outstanding accounts receivables. Although there is strong demand, we made the decision to recover the Q1 shortfall in sales, numbering seven units, to this customer over the next few quarters so as not to overwhelm our infrastructure. We expect to make up all lost sales and we reaffirm expectations for full-year double-digit revenue growth.”

First Quarter 2019 Financial Results

Revenues for the first quarter of 2019 were $5.4 million, compared with $6.0 million for the first quarter of 2018. This was attributable to fewer sales of the higher-priced SRT-100 Vision product during the quarter.

Gross profit for the first quarter of 2019 was $3.3 million, or 61.0% of revenues, compared with $3.9 million, or 66.2 % of revenues, for the first quarter of 2018. This was mainly due to a shift in product mix.

Selling and marketing expense for the first quarter of 2019 was $2.5 million, compared with $2.2 million for the first quarter of 2018. The increase was primarily due to increased headcount.

General and administrative expense for the first quarter of 2019 was $1.0 million, compared with $1.3 million for the first quarter of 2018. This was due to a one-time stock-compensation expense of $0.4 million in the 2018 quarter, offset by net other increases.

Research and development expense for the first quarter of 2019 was $2.0 million, compared with $1.5 million for the first quarter of 2018. The increase was mainly due to expenses related to the FDA clearance of Sculptura in February, as well as the ramp-up in production.

Net loss for the first quarter of 2019 was $(2.1) million, or ($0.13) per share, compared with a net loss of $(1.1) million, or $(0.08) per share, for the first quarter of 2018.

Adjusted EBITDA for the first quarter of 2019 was $(1.9) million, compared with $(0.5) million for the first quarter of 2018. Adjusted EBITDA is defined as earnings before depreciation and amortization, income taxes, interest and stock-compensation expense. Please see below for a reconciliation between GAAP and non-GAAP financial measures, and the specific reasons these non-GAAP financial measures are provided.

Cash and investments were $11.0 million as of March 31, 2019, compared with $15.4 million as of December 31, 2018. The company had no outstanding borrowings on its revolving line of credit at March 31, 2019. During the first quarter of 2019 the company received $2.7 million from the exercise of IPO warrants, which expire on June 8, 2019. Accounts receivable as of March 31, 2019 were $16.9 million, compared with $13.1 million at December 31, 2018. Subsequent to the end of the quarter, Sensus collected $5.5 million in outstanding receivables.

Use of Non-GAAP Financial Information

This press release contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Sensus Healthcare management uses Adjusted EBITDA, a non-GAAP financial measure, in its analysis of performance. Adjusted EBITDA should not be considered a substitute for GAAP basis measures nor should it be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of Adjusted EBITDA, which excludes the impact of interest, income taxes, depreciation, amortization and stock-compensation expense, provides useful supplemental information that is essential to a proper understanding of the financial results of Sensus Healthcare. Non-GAAP financial measures are not formally defined by GAAP, and other entities may use calculation methods that differ from those used by Sensus Healthcare. As a complement to GAAP financial measures, management believes that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. A reconciliation of the GAAP net loss to Adjusted EBITDA is provided in the schedule below.

SENSUS HEALTHCARE, INC.

GAAP TO NON-GAAP RECONCILIATION

	For the Three Months Ended March 31,
	2019	2018

Net Loss, as reported	$(2,121,018)	$(1,125,913)
Add:
Depreciation and amortization	128,435	100,534
Stock compensation expense	154,535	541,608
Interest, net	(72,020)	11,393
Adjusted EBITDA, non GAAP	$(1,910,068)	$(472,378)

Conference Call and Webcast

The Company will host an investment community conference call today beginning at 4:30 p.m. Eastern time, during which management will discuss financial results for the 2019 first quarter, provide a business update and answer questions. To access the conference call, the dial-in numbers are 855-940-9473 (U.S. Toll Free), 412-317-5220 (International) and 855-669-9657 (Canada Toll Free). Please direct the operator to be connected to the Sensus Healthcare call.

Following the conclusion of the conference call, a replay will be available through May 16, 2019 and can be accessed by dialing 877-344-7529 (U.S. Toll Free), 412-317-0088 (International) and 855-669-9658 (Canada Toll Free). All listeners should provide the operator with the following replay access code: 10130756. An archived webcast of the call will also be available in the Investor Relations section of the Company’s website for a period of time at www.sensushealthcare.com.

About Sensus Healthcare

Sensus Healthcare, Inc. is a medical device company specializing in highly effective, non-invasive, minimally-invasive, and cost-effective treatments for both oncological and non-oncological conditions. The Sculptura™ robotic radiation oncology system provides targeted intraoperative triple-modulated radiotherapy (IORT) and Brachytherapy utilizing our proprietary, state-of-the-art 3D Beam Sculpting™ to treat patients undergoing cancer treatment during surgery, or at the tumor site, with a single dose. Sensus also offers its proprietary low-energy X-ray technology known as superficial radiation therapy (SRT), which is the culmination of more than a decade of research and development, to treat non-melanoma skin cancers and keloids with its SRT-100™, SRT-100+™ and SRT-100 Vision™ systems. With its portfolio of innovative medical device products, Sensus provides revolutionary treatment options to enhance the quality of life of patients around the world.

For more information, visit www.sensushealthcare.com.

Forward-Looking Statements

This press release includes statements that are, or may be deemed, ''forward-looking statements.'' In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," "approximately," "potential" or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward looking statements contained in this press release, as a result of, among other factors: our ability to achieve and sustain profitability; market acceptance of our product lines; our ability to successfully commercialize our products; our ability to compete effectively in selling our products and services, including responding to technological change and cost containment efforts of our customers; our need and ability to obtain additional financing in the future; our ability to expand, manage and maintain our direct sales and marketing organizations; our ability to obtain and maintain intellectual property of sufficient scope to adequately protect our products, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products declines; the level and availability of government and third party payor reimbursement for clinical procedures using our products; our ability to effectively manage our anticipated growth, including hiring and retaining qualified personnel; the regulatory requirements applicable to us and our competitors; our ability to manufacture our products to meet demand; our current reliance on third party manufacturers and sole- or single-source suppliers, as well as our ability to successfully transition manufacturing of our products in-house; our ability to reduce the per unit manufacturing costs; our ability to efficiently manage our manufacturing processes; the regulatory and legal risks, and certain operating risks, that our international operations subject us to; the fact that product quality issues or product defects may harm our business; the accuracy of our financial statements and accounting estimates, including allowances for accounts receivable and inventory obsolescence; any product liability claims; new legislation, administrative rules, or executive orders, including those that impact taxes and international trade regulation; concentration of our customers in the U.S. and China, including the concentration of sales to one particular customer in the U.S.; and other risks described from time to time in Sensus Healthcare's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this press release, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release. You should read carefully our "Cautionary Note Regarding Forward-Looking Information" and the factors described in the "Risk Factors" section of our periodic reports filed with the Securities and Exchange Commission to better understand the risks and uncertainties inherent in our business.

Contact:
LHA Investor Relations

Kim Sutton Golodetz

212-838-3777

kgolodetz@lhai.com

(Tables to follow)

SENSUS HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of March 31,	As of December 31,
	2019	2018
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$6,251,884	$12,484,256
Accounts receivable, net	16,881,672	13,145,934
Inventories	1,551,419	1,628,817
Investment in debt securities	4,699,954	2,892,190
Prepaid and other current assets	2,252,755	1,750,994
Total Current Assets	31,637,684	31,902,191
Property and Equipment, Net	899,792	891,029
Patent Rights, Net	409,640	433,737
Deposits	24,272	24,272
Operating Lease Right-of-Use Assets, Net	749,114	—
Total Assets	$33,720,502	$33,251,229
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$4,075,214	$5,166,239
Deferred revenue, current portion	744,996	722,025
Operating lease liabilities, current portion	240,972	—
Product warranties	137,942	136,217
Total Current Liabilities	5,199,124	6,024,481
Operating lease liabilities, Net of Current Portion	510,784	—
Deferred Revenue, Net of Current Portion	815,164	766,732
Total Liabilities	6,525,072	6,791,213
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, 5,000,000 shares authorized and none issued and outstanding	—	—
Common stock, $0.01 par value – 50,000,000 authorized; 16,546,196 issued and 16,512,742 outstanding at March 31, 2019; 16,145,915 issued and 16,112,461 outstanding at December 31, 2018	165,461	161,459
Additional paid-in capital	42,810,335	39,957,905
Treasury stock, 33,454 shares at cost, at March 31, 2019 and December 31, 2018, respectively	(133,816)	(133,816)
Accumulated deficit	(15,646,550)	(13,525,532)
Total Stockholders’ Equity	27,195,430	26,460,016
Total Liabilities and Stockholders’ Equity	$33,720,502	$33,251,229

SENSUS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended
	March 31,
	2019	2018

Revenues	$5,436,599	$5,955,462
Cost of Sales	2,120,621	2,015,200
Gross Profit	3,315,978	3,940,262
Operating Expenses
Selling and marketing	2,530,346	2,214,911
General and administrative	1,013,162	1,342,253
Research and development	1,965,507	1,497,618
Total Operating Expenses	5,509,015	5,054,782
Loss From Operations	(2,193,037)	(1,114,520)
Other Income (Expense)
Interest income	72,020	22,022
Interest expense	—	(33,415)
Other Income (Expense), net	72,020	(11,393)
Net Loss	$(2,121,018)	$(1,125,913)
Net Loss per share – basic and diluted	$(0.13)	$(0.08)
Weighted average number of shares used in computing net loss per share – basic and diluted	16,119,726	13,331,553

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